EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                          CUMBERLAND TECHNOLOGIES, INC.

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

                                                                                                    Year Ended December 31,
                                                                      --------------------------------------------------------------
                                                                                 1999                   1998                    1997
                                                                      --------------------------------------------------------------

Average shares outstanding ...................................              5,475,613              5,447,966               5,449,518
Dilutive stock options .......................................                134,500                      -                 189,086
                                                                           ----------             ----------              ----------
Totals .......................................................              5,610,113              5,447,966               5,638,604
                                                                           ==========             ==========              ==========
Net income (loss) ............................................              1,148,070               (321,409)             $  170,520
                                                                           ==========             ==========              ==========
Earnings (loss) per share amount .............................             $      .21             $     (.06)             $      .03
                                                                           ==========             ==========              ==========
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